UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTUITIVE SURGICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	77-0416458 (I.R.S. Employer Identification No.)

1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED INTUITIVE SURGICAL, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
(Full Title of the Plans)

Gary S. Guthart President and Chief Executive Officer Intuitive Surgical, Inc. 1020 Kifer Road Sunnyvale, California 94086 (408) 523-2100	Copy to: Alan C. Mendelson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,800,000 (2)	$353.78 (3)	$1,698,144,000 (3)	$211,418.93

(1)
This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”) and the Amended and Restated Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Represents (i) 3,300,000 shares available for future issuance under the Amended 2010 Plan and (ii) 1,500,000 shares available for future issuance under the ESPP. The numbers of shares stated give effect to the 3-for-1 stock split that was distributed on October 5, 2017, to stockholders of record as of September 29, 2017.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, for the 4,800,000 shares registered hereunder (based on the average of the high ($357.56) and low ($350.00) prices for the Registrant’s common stock reported by The NASDAQ Global Select Market on October 19, 2017).

REGISTRATION OF ADDITIONAL SECURITIES
Intuitive Surgical, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.001 per share, to be offered and sold under the Company's Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”) and the Amended and Restated 2000 Employee Stock Purchase Plan (the “ESPP” and together with the Amended 2010 Plan, the “Plans”) and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: Registration Statement on Form S-8 filed May 2, 2016 (File No. 333-211064), Registration Statement on Form S-8 filed May 1, 2015 (File No. 333-203793), Registration Statement on Form S-8 filed June 17, 2013 (File No. 333-189399), Registration Statement on Form S-8 filed April 20, 2012 (File No. 333-180863), Registration Statement on Form S-8 filed April 29, 2011 (File No. 333-173803), Registration Statement on Form S-8 filed May 14, 2010 (File No. 333-166833), Registration Statement on Form S-8 filed May 14, 2009 (File No. 333-159228), Registration Statement on Form S-8 filed July 25, 2008 (File No. 333-152558), Registration Statement on Form S-8 filed June 1, 2007 (File No. 333-143433), Registration Statement on Form S-8 filed June 14, 2006 (File No. 333-135004), Registration Statement on Form S-8 filed August 3, 2005 (File No. 333-127162), Registration Statement on Form S-8 filed June 15, 2004 (File No. 333-116499), Registration Statement on Form S-8 filed September 20, 2002 (File No. 333-99893), Registration Statement on Form S-8 filed July 18, 2001 (File No. 333-65342), and Registration Statement on Form S-8 filed August 11, 2000 (File No. 333-43558). The Company is hereby registering an aggregate of 4,800,000 additional shares issuable under the Plans, consisting of 3,300,000 shares under the Amended 2010 Plan and 1,500,000 under the ESPP, none of which have been issued as of the date of this Registration Statement. The numbers of shares stated give effect to the 3-for-1 stock split that were distributed on October 5, 2017, to stockholders of record as of September 29, 2017.
Item 8.        Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2017)

4.2
Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2017)

5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 20th day of October, 2017.

INTUITIVE SURGICAL, INC.

By:	/s/ Gary S. Guthart
Gary S. Guthart, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Gary S. Guthart and Marshall L. Mohr, and each or any of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Guthart	President, Chief Executive Officer and Director	October 20, 2017
Gary S. Guthart, Ph.D.
/s/ Marshall L. Mohr	Senior Vice President and Chief Financial Officer	October 20, 2017
Marshall L. Mohr
/s/ Jamie E. Samath	Vice President, Corporate Controller, and Principal Accounting Officer	October 20, 2017
Jamie E. Samath
/s/ Lonnie M. Smith	Chairman of the Board of Directors	October 20, 2017
Lonnie M. Smith
/s/ Craig H. Barratt	Director	October 20, 2017
Craig H. Barratt, Ph.D.
/s/ Michael A. Friedman	Director	October 20, 2017
Michael A. Friedman, M.D.
/s/ Amal M. Johnson	Director	October 20, 2017
Amal M. Johnson
/s/ Keith R. Leonard Jr.	Director	October 20, 2017
Keith R. Leonard, Jr.
/s/ Alan J. Levy	Director	October 20, 2017
Alan J. Levy, Ph.D.
/s/ Jami Dover Nachtsheim	Director	October 20, 2017
Jami Dover Nachtsheim
/s/ Mark J. Rubash	Director	October 20, 2017
Mark J. Rubash